Rocket Companies Announces Fourth Quarter and Full Year 2023 Results

•Generated Q4'23 net revenue of $694 million and adjusted revenue of $885 million. Adjusted revenue exceeded the high end of guidance range, and year-over-year growth accelerated for a second quarter in a row
•Reported full year 2023 net revenue and adjusted revenue of $3.8 billion
•Reduced cost structure by nearly 20% in 2023, following a nearly 25% cost reduction in 2022
•Reported Q4'23 GAAP net loss of $233 million, or $(0.09) per GAAP diluted loss per share and adjusted net loss of $6 million or $0.00 per adjusted diluted loss per share
•Delivered adjusted EBITDA profitability for the full year and in Q4'23, for the third quarter in a row

DETROIT, February 22, 2024 – Rocket Companies, Inc. (NYSE: RKT) (“Rocket Companies” or the “Company”), the Detroit-based fintech platform company including mortgage, real estate and personal finance businesses, today announced results for the fourth quarter and full year ended December 31, 2023.

“I’m proud of our team members for consistent execution amid one of the most challenging years for mortgage originations in three decades. We demonstrated accelerating year-over-year revenue growth in the quarter, and positive adjusted EBITDA for the third quarter in a row. We once again made strides in market share, as our purchase and refinance share grew by double-digits in 2023," said Varun Krishna, CEO and director of Rocket Companies. "We enter 2024 with momentum and Rocket is well-positioned to fulfill its strategy of AI-fueled home ownership. AI is being deployed across the organization to deliver industry-best client experiences, with the aim to achieve scaled growth in market share, revenue, and profitability.”

Fourth Quarter 2023 Financial Summary1

ROCKET COMPANIES
($ in millions, except per share amounts)

	Q4-23	Q4-22	FY 23	FY 22
	(Unaudited)		(Unaudited)
Total Revenue, net	$694	$481	$3,799	$5,838
Total Expenses	$937	$986	$4,202	$5,097
GAAP Net (Loss) Income	$(233)	$(493)	$(390)	$700

Adjusted Revenue	$885	$683	$3,770	$4,628
Adjusted Net Loss	$(6)	$(197)	$(143)	$(137)
Adjusted EBITDA	$55	$(204)	$67	$59

GAAP Diluted (Loss) Earnings Per Share	$(0.09)	$(0.14)	$(0.15)	$0.28
Adjusted Diluted Loss Per Share	$0.00	$(0.10)	$(0.07)	$(0.07)

1 "GAAP" stands for Generally Accepted Accounting Principles in the U.S. Please see the sections of this document titled "Non-GAAP Financial Measures" and "GAAP to non-GAAP Reconciliations" for more information on the Company's non-GAAP measures and its share count. Certain figures in the tables throughout this document may not foot due to rounding.

($ in millions)

	Q4-23	Q4-22	FY 23	FY 22
Select Metrics	(Unaudited)		(Unaudited)
Closed loan origination volume	$17,261	$19,030	$78,712	$133,129
Gain on sale margin	2.68%	2.17%	2.63%	2.82%
Net rate lock volume	$16,055	$15,012	$78,649	$117,757

Fourth Quarter and Full Year 2023 Financial Highlights

During the fourth quarter of 2023:

•Generated total revenue, net of $694 million and GAAP net loss of $233 million, or a loss of 9 cents per diluted share. Generated total adjusted revenue of $885 million and adjusted net loss of $6 million, or an adjusted loss of 0 cents per diluted share.

•Rocket Mortgage generated $17 billion in mortgage origination closed loan volume.

•Gain on sale margin was 2.68%, a 51 bps increase over the same period the prior year.

•Total liquidity was approximately $9.0 billion, as of December 31, 2023, which includes $1.1 billion of cash on the balance sheet, and $2.5 billion of corporate cash used to self-fund loan originations, $3.4 billion of undrawn lines of credit, and $2.0 billion of undrawn MSR lines of credit.

•Servicing portfolio unpaid principal balance, which includes subserviced loans, was $509 billion at December 31, 2023. As of December 31, 2023, our servicing portfolio includes nearly 2.5 million loans serviced. The portfolio generates approximately $1.4 billion of recurring servicing fee income on an annualized basis.

During the full year of 2023:

•Generated total revenue, net of $3.8 billion and GAAP net loss of $390 million, or a loss of 15 cents per diluted share. Generated total adjusted revenue of $3.8 billion and adjusted net loss of $143 million, or an adjusted loss of 7 cents per diluted share.

•Rocket Mortgage generated $78.7 billion in mortgage origination closed loan volume and gain on sale margin of 2.63%.

•Purchase market share grew by 14%, and refinance market share grew by 10% from 2022 to 2023.

•We executed a disciplined and prudent approach to cost management. After cutting nearly 25% of our cost base in 2022, we further reduced expenses in 2023 by nearly 20%, through technology-led productivity gains, prioritization efforts and organizational right-sizing.

•Rocket Mortgage net client retention rate was 97% for the 12 months ended December 31, 2023. There is a strong correlation between this metric and client lifetime value. We believe our net client retention rate is unmatched among mortgage companies and on par with some of the best performing subscription business models in the world.

Company Highlights

•Automation and AI are helping to deliver higher accuracy and operational efficiency at scale in mortgage underwriting. In December, nearly two-thirds of income verifications were automated without an underwriter needing to intervene, a 5-fold improvement compared to 15 months prior. This technology has been extended to our broker partners, to further complement the offerings we provide to help them grow their business with Rocket.

•In 2023, we facilitated 3.1 million servicing client interactions. Our servicing calls and chats are increasingly powered by AI, providing clients with smart, conversational, self-service experiences 24/7. Approximately 70% of our servicing calls and chats are self-serve without the need of team member assistance, with escalation to team members reserved for instances requiring the human touch. We have seen a continuing trend of lower call volume in servicing, as our AI-powered digital experiences become the preferred choice for our clients.

•Home equity loans, ONE+ and BUY+ were innovative products that we introduced in 2023 which have resonated strongly with new and existing clients. Notably, the vast majority of clients who came to us through home equity loans, ONE+ or BUY+ were new clients who did not already have a loan with us. These innovative solutions, along with our purchase and refinance products, attract new clients to the Rocket ecosystem, allowing us to deliver great client service not only for the first time, but for their entire lives as homeowners.

•In January and February, Rocket received numerous accolades across multiple industry outlets. Rocket Mortgage and Rocket Homes were honored on the HousingWire Tech 100 list in the Mortgage and Real Estate categories. Rocket Mortgage also received recognition from USA Today, Motley Fool and Nerdwallet.

•In December, Rocket Money was the #1 app for daily downloads in the Apple App Store Finance category and reached #6 in the top iOS charts. Rocket Money also received recognition across numerous media outlets, including Business Insider, Bankrate and ZDNet. Rocket Money empowers consumers to take control of their financial future, amassing more than 5 million members and saving consumers $1 billion of cash over the last five years.

•Rocket Homes launched its iOS app in Apple CarPlay and Apple Vision Pro, enabling consumers to use new modalities such as voice and virtual reality to search and discover their next dream home. In December, Rocket Homes launched an iOS app for Apple CarPlay, bringing the home search and discovery experience to the infotainment screens of cars, trucks and SUVs. In February, Rocket Homes launched the first home search app available for Apple Vision Pro, delivering an immersive experience that blends physical and virtual worlds to view and tour homes.

•On January 4, 2024, the Company announced that Jonathan Mildenhall was named the first Chief Marketing Officer (CMO) of Rocket Companies. Mildenhall, previously CMO at Airbnb, and prior to that spent eight years at The Coca-Cola Company, brings 35 years of experience building best-in-class, iconic consumer brands. In this new role, Mildenhall will be responsible for reimagining the Rocket brand and creating a unified voice for businesses under the Rocket Companies umbrella.

•The Board of Directors of Rocket Companies, upon the recommendation of the Nominating and Governance Committee of the Board, voted to expand the Board to nine directors and fill the newly created vacancies by appointing Varun Krishna, the Company’s Chief Executive Officer, and Alex Rampell, on December 21, 2023 and February 1, 2024, respectively. Rampell currently serves as General Partner at Andreessen Horowitz and serves on the boards of several Andreessen Horowitz portfolio companies.

Rocket Corporate Responsibility: For-More-Than-Profit

•The Rocket Mortgage Classic recently announced that it raised $1.6 million to support local Detroit nonprofit organizations through the 2023 tournament. Since 2019, the Rocket Mortgage Classic has invested more than $8.4 million into local charitable organizations, including $4.3 million in contributions to the event’s landmark “Changing the Course” initiative to connect Detroit residents to high-speed internet, digital devices and digital training. The Rocket Mortgage Classic was also named the recipient of the PGA TOUR’s “Fair Way

Award” for the second time. The award recognizes tournaments that excel at diversity, inclusion and social responsibility programs promoting equity, fairness, respect and openness in the local community.

•In October, the Rocket Community Fund, a partner company, along with Detroit Mayor Mike Duggan and the United Community Housing Coalition announced that 104 Detroit families were able to become homeowners through the Make It Home program in 2023, bringing the program’s total to 1,500 families that have avoided tax foreclosure-related displacement since the program’s launch in 2017. Make It Home enables eligible Detroiters occupying tax-foreclosed houses to become homeowners, rather than face eviction.

•In December, the Rocket Community Fund and the Legal Aid Society of Cleveland announced a $1.3 million investment to create the Cleveland Eviction Defense Fund. This strategic partnership combats housing instability and displacement by providing comprehensive legal representation, advocacy and emergency rental assistance to Cleveland residents. The Rocket Community Fund’s commitment to rental assistance is based, in part, on findings from Neighbor to Neighbor, the organization’s flagship community outreach and engagement program.

First Quarter 2024 Outlook2

In Q1 2024, we expect adjusted revenue of between $925 million to $1,075 million.

2 Please see the section of this document titled “Non-GAAP Financial Measures” for more information.

Direct to Consumer

In the Direct to Consumer segment, clients have the ability to interact with the Rocket Mortgage app and/or with the Company’s mortgage bankers. The Company markets to potential clients in this segment through various brand campaigns and performance marketing channels. The Direct to Consumer segment derives revenue from originating, closing, selling and servicing predominantly agency-conforming loans, which are pooled and sold to the secondary market. The segment also includes title insurance, appraisals and settlement services complementing the Company’s end-to-end mortgage origination experience. Servicing activities are fully allocated to the Direct to Consumer segment and are viewed as an extension of the client experience. Servicing enables Rocket Mortgage to establish and maintain long term relationships with our clients, through multiple touchpoints at regular engagement intervals.

DIRECT TO CONSUMER3
($ in millions)

	Q4-23	Q4-22	FY 23	FY 22
	(Unaudited)		(Unaudited)
Sold loan volume	$10,360	$11,919	$43,598	$84,142
Sold loan gain on sale margin	4.04%	4.03%	3.86%	4.14%
Revenue, net	$484	$325	$2,989	$4,780
Adjusted Revenue	$675	$527	$2,960	$3,569
Contribution margin	$264	$46	$1,036	$1,051

Partner Network

The Rocket Professional platform supports our Partner Network segment, where we leverage our superior client service and widely recognized brand to grow marketing and influencer relationships, and our mortgage broker partnerships through Rocket Pro TPO ("third party origination"). Our marketing partnerships consist of well-known consumer-focused companies that find value in our award-winning client experience and want to offer their clients mortgage solutions with our trusted, widely recognized brand. These organizations connect their clients directly to us through marketing channels and a referral process. Our influencer partnerships are typically with companies that employ licensed mortgage professionals that find value in our client experience, technology and efficient mortgage process, where mortgages may not be their primary offering. We also enable clients to start the mortgage process through the Rocket platform in the way that works best for them, including through a local mortgage broker.

PARTNER NETWORK3
($ in millions)

	Q4-23	Q4-22	FY 23	FY 22
	(Unaudited)		(Unaudited)
Sold loan volume	$8,460	$9,132	$34,893	$60,499
Sold loan gain on sale margin	1.16%	0.95%	1.05%	1.05%
Revenue, net	$110	$71	$439	$639
Adjusted Revenue	$110	$71	$439	$639
Contribution margin	$61	$12	$198	$276

3 We measure the performance of the Direct to Consumer and Partner Network segments primarily on a contribution margin basis. Contribution margin is intended to measure the direct profitability of each segment and is calculated as Adjusted Revenue less directly attributable expenses. Directly attributable expenses include salaries, commissions and team member benefits, general and administrative expenses, and other expenses, such as direct servicing costs and origination costs. A loan is considered "sold" when it is sold to investors on the secondary market. See "Summary Segment Results" section later in this document and the footnote on "Segments" in the "Notes to Consolidated Financial Statements" in the Company's forthcoming filing on Form 10-K for more information.

Balance Sheet and Liquidity

Total available cash was $3.6 billion as of December 31, 2023, which includes $1.1 billion of cash and cash equivalents, and $2.5 billion of corporate cash used to self-fund loan originations. Additionally, we have access to $3.4 billion of undrawn lines of credit, and $2.0 billion of undrawn MSR lines of credit from financing facilities, for a total liquidity position of $9.0 billion as of December 31, 2023.

BALANCE SHEET HIGHLIGHTS
($ in millions)

	December 31, 2023	December 31, 2022
	(Unaudited)
Cash and cash equivalents	$1,108	$722
Mortgage servicing rights (“MSRs”), at fair value	$6,440	$6,947
Funding facilities	$3,367	$3,549
Other financing facilities and debt	$4,237	$4,701
Total equity	$8,302	$8,476

Fourth Quarter and Full Year Earnings Call

Rocket Companies will host a live conference call at 4:30 p.m. ET on February 22, 2024 to discuss its results for the quarter ended December 31, 2023. A live webcast of the event will be available online by clicking on the "Investor Info" section of our website. The webcast will also be available via rocketcompanies.com.

A replay of the webcast will be available on the Investor Relations site following the conclusion of the event.

Consolidated Statements of Income (Loss)
($ In Thousands, Except Per Share Amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Revenue
Gain on sale of loans
Gain (loss) on sale of loans excluding fair value of MSRs, net	$187,832	$(7,498)	$973,960	$1,166,770
Fair value of originated MSRs	242,305	288,281	1,092,332	1,970,647
Gain on sale of loans, net	430,137	280,783	2,066,292	3,137,417
Loan servicing (loss) income
Servicing fee income	347,743	370,633	1,401,780	1,458,637
Change in fair value of MSRs	(357,845)	(407,126)	(700,982)	185,036
Loan servicing (loss) income, net	(10,102)	(36,493)	700,798	1,643,673
Interest income
Interest income	86,079	85,101	327,448	350,591
Interest expense on funding facilities	(44,905)	(35,812)	(206,588)	(166,388)
Interest income, net	41,174	49,289	120,860	184,203
Other income	232,597	187,213	911,319	873,200
Total revenue, net	693,806	480,792	3,799,269	5,838,493
Expenses
Salaries, commissions and team member benefits	484,793	519,024	2,257,291	2,797,868
General and administrative expenses	207,651	196,342	802,865	906,195
Marketing and advertising expenses	142,823	175,413	736,676	945,694
Depreciation and amortization	26,593	23,987	110,271	94,020
Interest and amortization expense on non-funding debt	38,365	38,333	153,386	153,596
Other expenses	36,486	33,111	141,677	199,209
Total expenses	936,711	986,210	4,202,166	5,096,582
(Loss) income before income taxes	(242,905)	(505,418)	(402,897)	741,911
Benefit from (provision for) income taxes	10,211	12,763	12,817	(41,978)
Net (loss) income	(232,694)	(492,655)	(390,080)	699,933
Net loss (income) attributable to non-controlling interest	222,059	475,039	374,566	(653,512)
Net (loss) income attributable to Rocket Companies	$(10,635)	$(17,616)	$(15,514)	$46,421

(Loss) earnings per share of Class A common stock:
Basic	$(0.08)	$(0.14)	$(0.12)	$0.39
Diluted	$(0.09)	$(0.14)	$(0.15)	$0.28

Weighted average shares outstanding
Basic	133,597,434	121,751,798	128,641,762	120,577,548
Diluted	1,987,457,044	121,751,798	1,980,523,690	1,971,620,573

Consolidated Balance Sheets
($ In Thousands)

	December 31, 2023	December 31, 2022
Assets	(Unaudited)
Cash and cash equivalents	$1,108,466	$722,293
Restricted cash	28,366	66,806
Mortgage loans held for sale, at fair value	6,542,232	7,343,475
Interest rate lock commitments (“IRLCs”), at fair value	132,870	90,635
Mortgage servicing rights (“MSRs”), at fair value	6,439,787	6,946,940
Notes receivable and due from affiliates	19,530	10,796
Property and equipment, net	250,856	274,192
Deferred tax asset, net	550,149	537,963
Lease right of use assets	347,696	366,189
Forward commitments, at fair value	26,614	22,444
Loans subject to repurchase right from Ginnie Mae	1,533,387	1,642,392
Goodwill and intangible assets, net	1,236,765	1,258,928
Other assets	1,015,022	799,159
Total assets	$19,231,740	$20,082,212
Liabilities and equity
Liabilities:
Funding facilities	$3,367,383	$3,548,699
Other financing facilities and debt:
Senior Notes, net	4,033,448	4,027,970
Early buy out facility	203,208	672,882
Accounts payable	171,350	116,331
Lease liabilities	393,882	422,769
Forward commitments, at fair value	142,988	25,117
Investor reserves	92,389	110,147
Notes payable and due to affiliates	31,006	33,463
Tax receivable agreement liability	584,695	613,693
Loans subject to repurchase right from Ginnie Mae	1,533,387	1,642,392
Other liabilities	376,294	393,200
Total liabilities	$10,930,030	$11,606,663
Equity
Class A common stock	$1	$1
Class B common stock	—	—
Class C common stock	—	—
Class D common stock	19	19
Additional paid-in capital	340,532	276,221
Retained earnings	284,296	300,394
Accumulated other comprehensive income	52	69
Non-controlling interest	7,676,810	7,898,845
Total equity	8,301,710	8,475,549
Total liabilities and equity	$19,231,740	$20,082,212

Summary Segment Results for the Years Ended December 31, 2023 and 2022,
($ in millions)
(Unaudited)

Three Months Ended December 31, 2023	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$484	$110	$594	$100	$694
Change in fair value of MSRs due to valuation assumptions, net of hedges	191	—	191	—	191
Adjusted Revenue	$675	$110	$784	$100	$885
Less: Directly attributable expenses	410	49	459	85	544
Contribution margin (1)	$264	$61	$325	$15	$340

Three Months Ended December 31, 2022	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$325	$71	$396	$84	$481
Change in fair value of MSRs due to valuation assumptions, net of hedges	202	—	202	—	202
Adjusted Revenue	$527	$71	$598	$84	$683
Less: Directly attributable expenses	480	60	540	54	594
Contribution margin (1)	$46	$12	$58	$31	$89

Years Ended December 31, 2023	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$2,989	$439	$3,428	$371	$3,799
Change in fair value of MSRs due to valuation assumptions, net of hedges	(29)	—	(29)	—	(29)
Adjusted Revenue	$2,960	$439	$3,399	$371	$3,770
Less: Directly attributable expenses	1,924	240	2,165	328	2,492
Contribution margin (1)	$1,036	$198	$1,234	$44	$1,278

Years Ended December 31, 2022	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$4,780	$639	$5,419	$420	$5,838
Change in fair value of MSRs due to valuation assumptions, net of hedges	(1,211)	—	(1,211)	—	(1,211)
Adjusted Revenue	$3,569	$639	$4,208	$420	$4,628
Less: Directly attributable expenses	2,518	362	2,880	359	3,239
Contribution margin (1)	$1,051	$276	$1,327	$61	$1,388

(1)     We measure the performance of the segments primarily on a contribution margin basis. Contribution margin is intended to measure the direct profitability of each segment and is calculated as Adjusted Revenue less directly attributable expenses. Adjusted Revenue is a non-GAAP financial measure described below. Directly attributable expenses include salaries, commissions and team member benefits, general and administrative expenses, marketing and advertising expenses and other expenses, such as direct servicing costs and origination costs.

GAAP to non-GAAP Reconciliations

Adjusted Revenue Reconciliation
($ in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Total revenue, net	$694	$481	$3,799	$5,838
Change in fair value of MSRs due to valuation assumptions (net of hedges) (1)	191	202	(29)	(1,211)
Adjusted Revenue	$885	$683	$3,770	$4,628

(1)     Reflects changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates, and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

Adjusted Net Loss Reconciliation
($ in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Net (loss) income attributable to Rocket Companies	$(11)	$(18)	$(16)	$46
Net (loss) income impact from pro forma conversion of Class D common shares to Class A common shares (1)	(222)	(474)	(373)	656
Adjustment to the benefit from (provision for) income tax (2)	49	120	85	(139)
Tax-effected net (loss) income (2)	(183)	(372)	(303)	563
Share-based compensation expense (3)	35	48	177	234
Change in fair value of MSRs due to valuation assumptions (net of hedges) (4)	191	202	(29)	(1,211)
Career transition program (5)	—	—	51	81
Change in Tax receivable agreement liability (6)	7	(10)	7	(34)
Tax impact of adjustments (7)	(57)	(65)	(50)	226
Other tax adjustments (8)	1	1	4	4
Adjusted Net Loss	$(6)	$(197)	$(143)	$(137)

(1)    Reflects net (loss) income to Class A common stock from pro forma exchange and conversion of corresponding shares of our Class D common shares held by non-controlling interest holders as of December 31, 2023 and 2022.

(2)     Rocket Companies is subject to U.S. Federal income taxes, in addition to state, local and Canadian taxes with respect to its allocable share of any net taxable (loss) income of Holdings. The Adjustment to the benefit from (provision for) income tax reflects the difference between (a) the income tax computed using the effective tax rates below applied to the (loss) income before income taxes assuming Rocket Companies, Inc. owns 100% of the non-voting common interest units of Holdings and (b) the (benefit from) provision for income taxes. The effective income tax rate was 24.47% and 24.40% for the three months and year ended December 31, 2023, respectively, and 26.31% and 24.29% for three months and year ended December 31, 2022, respectively.

(3)    The years ended December 31, 2023 and 2022 amounts exclude the impact of the career transition program.

(4)    Reflects changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates, and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

(5)    Reflects net expenses associated with compensation packages, healthcare coverage, career transition services, and accelerated vesting of certain equity awards.

(6)    Reflects changes in estimates of tax rates and other variables of the Tax receivable agreement liability.

(7)    Tax impact of adjustments gives effect to the income tax related to share-based compensation expense, the change in fair value of MSRs due to valuation assumptions, career transition program, and the change in Tax receivable agreement liability, at the effective tax rates for each period.

(8)    Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from the purchase of Holdings units, net of payment obligations under Tax Receivable Agreement.

Adjusted Diluted Weighted Average Shares Outstanding Reconciliation
($ in millions, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Diluted weighted average Class A Common shares outstanding	1,987,457,044	121,751,798	1,980,523,690	1,971,620,573
Assumed pro forma conversion of Class D shares (1)	—	1,848,879,483	—	—
Adjusted diluted weighted average shares outstanding	1,987,457,044	1,970,631,281	1,980,523,690	1,971,620,573

Adjusted Net Loss	$(6)	$(197)	$(143)	$(137)
Adjusted Diluted Loss Per Share	$0.00	$(0.10)	$(0.07)	$(0.07)

(1)    Reflects the pro forma exchange and conversion of non-dilutive Class D common stock to Class A common stock. For the years ended December 31, 2023 and 2022 and the three months ended December 31, 2023, Class D common shares were dilutive and are included in the diluted weighted average Class A common shares outstanding in the table above. For the three months ended December, 31, 2022, Class D common shares were anti-dilutive and therefore included in the pro forma conversion of Class D shares in the table above.

Adjusted EBITDA Reconciliation
($ in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Net (loss) income	$(233)	$(493)	$(390)	$700
Interest and amortization expense on non-funding debt	38	38	153	154
(Benefit from) provision for income taxes	(10)	(13)	(13)	42
Depreciation and amortization	27	24	110	94
Share-based compensation expense (1)	35	48	177	234
Change in fair value of MSRs due to valuation assumptions (net of hedges) (2)	191	202	(29)	(1,211)
Career transition program (3)	—	—	51	81
Change in Tax receivable agreement liability (4)	7	(10)	7	(34)
Adjusted EBITDA	$55	$(204)	$67	$59

(1)    The years ended December 31, 2023 and 2022 amounts exclude the impact of the career transition program.

(2)    Reflects changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates, and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

(3)    Reflects net expenses associated with compensation packages, healthcare coverage, career transition services, and accelerated vesting of certain equity awards.

(4)    Reflects changes in estimates of tax rates and other variables of the Tax receivable agreement liability.

Non-GAAP Financial Measures

To provide investors with information in addition to our results as determined by GAAP, we disclose Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Share and Adjusted EBITDA (collectively “our non-GAAP financial measures”) as non-GAAP measures. We believe that the presentation of our non-GAAP financial measures provides useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Our non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for Total revenue, net, Net income (loss), or any other operating performance measure calculated in accordance with GAAP. Other companies may define non-GAAP financial measures differently, and as a result, our measures of our non-GAAP financial measures may not be directly comparable to those of other companies. Our non-GAAP financial measures provide indicators of performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures.

We define “Adjusted Revenue” as total revenues net of the change in fair value of mortgage servicing rights (“MSRs”) due to valuation assumptions (net of hedges). We define “Adjusted Net Income (Loss)” as tax-effected earnings (losses) before share-based compensation expense, the change in fair value of MSRs due to valuation assumptions (net of hedges), career transition program, change in Tax receivable agreement liability, and the tax effects of those adjustments as applicable. We define “Adjusted Diluted Earnings (Loss) Per Share” as Adjusted Net Income (Loss) divided by the diluted weighted average number of Class A common stock outstanding for the applicable period, which assumes the pro forma exchange and conversion of all outstanding Class D common stock for Class A common stock. We define “Adjusted EBITDA” as earnings (losses) before interest and amortization expense on non-funding debt, income tax, depreciation and amortization, share-based compensation expense, change in fair value of MSRs due to valuation assumptions (net of hedges), career transition program, and change in Tax receivable agreement liability.

We exclude from each of our non-GAAP financial measures the change in fair value of MSRs due to valuation assumptions (net of hedges) as this represents a non-cash non-realized adjustment to our total revenues, reflecting changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates, which is not indicative of our performance or results of operation. We also exclude effects of contractual prepayment protection associated with sales of MSRs. Adjusted EBITDA includes Interest expense on funding facilities, which are recorded as a component of Interest income, net, as these expenses are a direct cost driven by loan origination volume. By contrast, interest and amortization expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.

Our definitions of each of our non-GAAP financial measures allow us to add back certain cash and non-cash charges, and deduct certain gains that are included in calculating Total revenue, net, Net income (loss) attributable to Rocket Companies or Net income (loss). However, these expenses and gains vary greatly, and are difficult to predict. From time to time in the future, we may include or exclude other items if we believe that doing so is consistent with the goal of providing useful information to investors.

Although we use our non-GAAP financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business. Our non-GAAP financial measures can represent the effect of long-term strategies as opposed to short-term results. Our presentation of our non-GAAP financial measures should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because of these limitations, our non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

For financial outlook information, the Company is not providing a quantitative reconciliation of Adjusted Revenue to the most directly comparable GAAP measure because the GAAP measure cannot be reliably estimated and the reconciliation cannot be performed without unreasonable effort due to their dependence on future uncertainties and adjusting items that the Company cannot reasonably predict at this time but which may be material.

Forward Looking Statements

Some of the statements contained in this document are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this document and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission ("SEC"). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document and in our SEC filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

About Rocket Companies

Founded in 1985, Rocket Companies (NYSE: RKT) is a Detroit-based fintech platform company including personal finance and consumer technology brands Rocket Mortgage, Rocket Homes, Amrock, Rocket Money, Rocket Loans, Rocket Mortgage Canada, Lendesk, Core Digital Media and Rocket Connections.

The Company helps clients achieve the goal of home ownership and financial freedom through industry-leading client experiences powered by its simple, fast and trusted digital solutions. J.D. Power has ranked Rocket Mortgage #1 in client satisfaction for both primary mortgage origination and servicing a total of 21 times.

For more information, please visit our Corporate Website or Investor Relations Website.

Investor Relations Contact:
Sharon Ng
ir@rocketcompanies.com
(313) 769-2058

Media Contact:
Aaron Emerson
aaronemerson@rocketcentral.com
(313) 373-3035